UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

NEWS RELEASE

For Immediate Release

Contact:
  Financial
Financial
Steve Cave
Director, Investor Relations
404 584 3801 (office)

Media
Nick Gold
Director, Media Relations
404 584 3457 (office)
404 275 9501 (cell)

NEW JERSEY BOARD OF PUBLIC UTILITIES
APPROVES SALE OF NUI TO AGL RESOURCES

ATLANTA - Nov. 9, 2004 - AGL Resources Inc. (NYSE: ATG) announced today that the New Jersey Board of Public Utilities (BPU) has issued an order approving a Stipulation entered into by the parties in the proceeding including the State of New Jersey’s Division of Ratepayer Advocate, the New Jersey Large Energy Users Coalition, and General Motors Corporation. This order provides New Jersey’s authorization for AGL Resources to acquire the outstanding stock of NUI Corporation (NYSE: NUI) and adopts an agreement reached by all the intervening parties. In New Jersey, NUI operates Elizabethtown Gas (ETG), a local gas distribution utility. The New Jersey BPU action follows similar approvals from state commissions in Maryland and Virginia. Florida, where NUI’s City Gas distributor operates, only requires notification 10 days after closing. The last remaining regulatory step is approval of the transaction by the Securities and Exchange Commission under the Public Utility Holding Company Act. AGL Resources and NUI filed an application for approval of the transaction with the Securities and Exchange Commission and have requested expedited approval. Barring any delays at the Securities and Exchange Commission (SEC), AGL Resources expects to close the transaction by the end of the year, which was its stated goal.

“To paraphrase the old rhyme, ‘Some said it couldn’t be done. …’” said Paula Rosput Reynolds, chairman, president and chief executive officer of AGL Resources in a letter to the New Jersey BPU. “Thank you and your staff for demonstrating that needed regulatory action can happen expeditiously. Your agency buckled right down to tackle the thing that couldn’t be done. We are deeply gratified that all the parties have recognized our commitment to ever increasing levels of customer service, including reliability improvements, safety enhancements and investment in business systems and infrastructure.”

The New Jersey Board issued the order after public and evidentiary hearings and testimony by the parties.

Under the purchase agreement, AGL Resources/ETG will be responsible for the outstanding portion of the $28 million refund still owed to ETG’s customers along with the remaining portion of the $2 million penalty ordered by the BPU. NUI’s diminished liquidity position presented challenges to paying customers a refund in the near term.

“We are proud to step up and keep the promises made,” said Kevin P. Madden, executive vice president of AGL Resources’ utility operations. “We intend to restore customer confidence in Elizabethtown Gas’ operations and demonstrate our commitment to New Jersey communities from Day One.” Assuming the transaction closes as planned, ETG customers can expect to see the refund reflected as rebates on their bills starting in January 2005.

Importantly, the approval features a five-year rate freeze, with a performance based rate plan in the fourth and fifth years that would enable customers to share in the company’s success. Also, the settlement includes approval for Sequent Energy Management, an AGL Resources subsidiary, to manage the Elizabethtown Gas assets.

From a financial perspective, once the SEC approves the transaction and closing occurs, AGL Resources will pay all NUI shareholders of record $13.70 per share to conclude the purchase.

“We look forward to restoring the financial strength and operational capabilities of Elizabethtown Gas, and to delivering the benefits of scale economies to customers and to our shareholders,” said Richard T. O’Brien, executive vice president and chief financial officer of AGL Resources. “As we await final approvals in the upcoming months, we will remain focused in delivering outstanding results in our base business. As well, we will be deliberate in our timing with respect to accessing the capital markets and funding the acquisition in such a way as to ensure we maintain our solid investment-grade ratings.”

About AGL Resources
AGL Resources (NYSE: ATG) is an Atlanta-based energy services holding company and was named 2003 Gas Company of the Year by Platts Global Energy Awards. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas - serve approximately 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management, producer, storage and hub services. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

About NUI
NUI Corporation, based in Bedminster, NJ, is an energy company that operates natural gas utilities and businesses involved in natural gas storage and pipeline activities. NUI Utilities' divisions include Elizabethtown Gas in New Jersey, City Gas Company of Florida and Elkton Gas in Maryland. For more information, visit www.nui.com.

This press release contains forward-looking statements. Company management cautions readers that the assumptions which form the basis for the forward-looking statements include many factors that are beyond management's ability to control or estimate precisely. Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company's service territories and those of the company's subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light's performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia's Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company's wholesale services segment's counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks' customers; AGL Networks' introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks' dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension and postretirement funding costs; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; the enactment of new auditing standards, or interpretations of existing auditing standards, by the Public Company Accounting Oversight Board which could adversely affect our ability to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; direct or indirect effects on the company's business, financial condition or liquidity resulting from a change in the company's credit ratings or the credit ratings of the company's competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company's business; impact of litigation; impact of changes in prices on the margins achievable in the unregulated retail gas marketing business; impact of acquisitions and divestitures, including (1) the risk that our business and the businesses of NUI Corporation (NUI) and Jefferson Island Storage & Hub L.L.C. will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (2) expected revenue synergies and cost savings from the acquisitions may not be fully realized or realized within the expected time frame, (3) revenues following the acquisitions may be lower than expected, (4) the ability to obtain governmental approvals of the NUI acquisition, or on the proposed terms and schedule, (5) the risk that AGL Resources may be unable to obtain financing necessary to consummate the acquisition of NUI, or that the terms of such financing may be onerous, and (6) the risk that any financing plan may have the effect of diluting shareholder value in the near term; and other risks described in the company's documents on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 9, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer